                                                                    EXHIBIT 10.3

                                  OEM AGREEMENT

       This OEM Agreement ("Agreement"), effective as of the ____ day of July, 2000 (the "Effective Date"), is entered into by and between Interwave Communications International, Ltd., a Bermuda company, having offices at 312 Constitution Drive, Menlo Park, CA 94025 ("IWAV"), and UTStarcom, Inc., a Delaware corporation, having offices at 1275 Harbor Bay Parkway, Suite 100, Alameda, California 94502, United States of America ("UTStarcom").

                                   BACKGROUND

       A. UTStarcom is in the business of designing and marketing telecommunications access products in markets outside of the United States, primarily in the People's Republic of China (PRC), and desires to distribute certain of IWAV's Products (as defined below) [***], on the terms and conditions set forth below.

       B. IWAV is in the business of designing and marketing GSM wireless cellular base station transceivers, controllers, and associated software. IWAV desires to have certain of its Products (as defined below) distributed by UTStarcom in [***] on the terms and conditions set forth below.

       1.     DEFINITIONS

              1.1 "CUSTOMERS" shall mean end-user customers solicited by UTStarcom within the Territory.

              1.2 "DOCUMENTATION" means the documentation or user manuals provided by IWAV for the Product.

              1.3 "PRODUCT" or "PRODUCTS" means the products listed on the attached EXHIBIT A, a copy of which is attached hereto and incorporated by reference. IWAV may change or abandon the Products from time to time during the term of this Agreement, upon 60 days written notice to UTStarcom, and by providing a new EXHIBIT A to UTStarcom.

              1.4 "SOFTWARE" means the computer software or firmware that is incorporated into or otherwise generally accompanies a Product, or that IWAV makes available to UTStarcom and its customers generally, without additional charge, for use with the Products. Software is provided in object code form only.

              1.5    "TERRITORY" means the [***].

              1.6 "UPDATE" means error corrections and bug fixes that IWAV generally makes available to Customers free of charge, but excluding new versions of the Software that contains significant new features or functionality, as determined by IWAV in IWAV's sole discretion.

       2.     APPOINTMENT

              2.1 GRANT. IWAV hereby appoints UTStarcom, and UTStarcom hereby accepts the appointment, as a non-exclusive distributor of IWAV to distribute IWAV Products to Customers in the Territory. UTStarcom shall distribute the IWAV Product(s) under the UTStarcom trademark and product label, as provided pursuant to Section 18 of this Agreement. To further as rapidly as possible the purposes of this grant, the parties hereto shall apply their best efforts to undertake and complete within schedule the Agreement activities listed in EXHIBIT B, which is attached hereto and incorporated by reference into this Agreement.

              2.2 NO OTHER RIGHTS. Except as expressly provided herein, no right, title or interest is granted by IWAV to UTStarcom. IWAV may distribute the Products, or products other than the Products, in the Territory, either directly, or indirectly, for any and all uses, and no right, title or interest is granted by IWAV to UTStarcom relating to either the Products, or products other than the Products. Further, notwithstanding the rights granted in Section
2.1 above, IWAV reserves the right to market, distribute and sublicense, directly or indirectly, the Products and products other than the Products, and nothing in this Agreement will prevent IWAV from using the Products or intellectual property therein to make, have made, develop, sell, license, distribute and/or market products other than the Products. IWAV further reserves the right under all intellectual property rights to make, have made, use, copy, modify, have modified, create derivative works of, have created derivative works of, demonstrate, maintain and support the Products and the right to sublicense the foregoing rights.

              2.3 SOFTWARE LICENSE. Prior to providing any Customer with any Software, UTStarcom shall ensure that each Customer has read and agreed to the terms and conditions of the Software license agreement contained in each Software package, as may be provided by IWAV ("Software License Agreement"). In the event that any Software is installed by UTStarcom and not by the Customer, UTStarcom agrees that prior to the use of any such Software by such Customer, UTStarcom will ensure that such Customer has read and agreed to the Software License Agreement. UTStarcom shall diligently enforce Software License Agreements and use its best efforts to ensure that Customers abide by the terms of Software License Agreements. To the extent permitted by law, UTStarcom shall not, and shall not authorize any third party to, copy, modify, alter, reverse engineer, disassemble or decompile the Products, and UTStarcom shall not distribute or market any Software or Product containing any Software electronically, or by interactive cable, remote processing services, online services, linkups or multi-user local or area networks. Software provided to UTStarcom hereunder is subject to license and not sale.

              2.4 CONFLICTS. The parties acknowledge and agree that any efforts by UTStarcom to sell, license, or distribute other products in the Territory which are derived from sources other than IWAV, and which are commercially or technically similar to the Product(s), or which are commercially reasonable substitutes for the Product(s) ("Competing Products") would constitute a conflict of interest with respect to UTStarcom's obligation to market and distribute the Products, and UTStarcom represents and warrants that as of the Effective Date of the Agreement, it does not represent any Competing Products. If UTStarcom chooses to market, promote or distribute Competing Products, it shall notify IWAV of its intent at least [***] prior to commencing such activity without any liability to IWAV.

       3.     OBLIGATIONS OF UTSTARCOM

              3.1 DILIGENCE. UTStarcom shall use its best efforts to promote the marketing and distribution of the Products to realize the sales potential for the Products in the Territory. Except as expressly set forth herein, UTStarcom shall be [***] responsible for all costs and expenses related to the advertising, marketing, promotion, and distribution of the Products and for performing its obligations hereunder.

              3.2    REPORTS.

                     3.2.1 UTStarcom shall provide IWAV, on a calendar [***] basis, a written sales activity report indicating quantities of Products purchased and total dollar amounts invoiced to all purchasers. UTStarcom also shall maintain records sufficient to create the foregoing reports.

                     3.2.2 UTStarcom shall make available its Customer shipment records to IWAV and permit IWAV's inspection of UTStarcom's books and records (including computer database records) as IWAV may from time to time reasonably request.

              3.3 SOURCE. In order to assure the authenticity and quality of the Products, UTStarcom shall obtain any and all of the Products solely from IWAV or IWAV's designee. UTStarcom shall not obtain the Products from any other source without the IWAV's prior written approval.

              3.4    PRODUCT SUPPORT.

                     3.4.1 UTStarcom shall be [***] responsible for supporting all Products distributed hereunder. UTStarcom shall provide reasonable technical support to Customers, including without limitation (1) maintaining trained and competent technical and engineering support personnel for the Products who are sufficiently knowledgeable with respect to the Products to answer Customer questions regarding the use and operation of Products, (2) designating a technical liaison to coordinate UTStarcom's technical support provided to Customers, (3) responding promptly to requests for technical support from Customers, and (4) providing technical support services to address and resolve Customers' support requests with respect to the Products. UTStarcom shall ensure that UTStarcom's technical and engineering support personnel attend any training provided by IWAV with respect to the Products.

                     3.4.2 UTStarcom shall ensure that all Customer questions regarding the use or operation of Products are initially addressed to and answered by UTStarcom. Unless otherwise agreed in writing by IWAV, UTStarcom shall not represent to any third party that IWAV is available to answer questions from any Customer directly.

                     3.4.3 Without limiting the foregoing and in addition to any other obligations set forth in IWAV's then current support terms and conditions, UTStarcom also shall be responsible for (1) providing sufficient information to IWAV for IWAV to duplicate any reported error in the Products;
(2) incorporating Updates into the Products promptly upon receipt thereof; (3) reporting errors promptly in English and in writing in accordance with IWAV's standard support procedures;

and (4) providing reasonable cooperation and full information to IWAV in the furnishing of support for the Products.

                     3.4.4 IWAV agrees upon signing this Agreement to promptly arrange an appropriate training course for UTStarcom's personnel to be adequately trained in the installation and maintenance of IWAV's Products, by arranging for IWAV to train UTStarcom's personnel at the UTStarcom's site in the [***]. [***] shall be responsible for the travel, lodging, and meal expenses of its training personnel.

                     3.4.5 PRODUCTS FOR UTSTARCOM USE. UTStarcom may order and use Products for demonstration and internal purposes, provided UTStarcom shall pay [***] for any such Products and use of any Software shall be governed by the terms of the Software License Agreement. UTStarcom agrees to purchase and maintain at least [***] demonstration unit of the Product(s) upon execution of this Agreement.

       4.     OBLIGATIONS OF IWAV

              4.1    INFORMATION AND SUPPORT.

                     4.1.1 IWAV shall use reasonable efforts to provide to UTStarcom such back-up telephone or electronic-mail technical support as IWAV makes generally available to its distributors other than UTStarcom. Such telephone support shall be provided during UTStarcom's normal business hours for its offices located within the [***]. With respect to Software, during the term of this Agreement, IWAV will provide support only for the then-current version of the Software which incorporates all Updates to the Software.

                     4.1.2 Additionally, IWAV shall use reasonable efforts to extend the technical support described in Paragraph 4.1.1 above to 24 hours a day, 7 days a week for urgent matters. UTStarcom agrees that this extended coverage should only be used under urgent circumstances, as determined by [***].

                     4.1.3 Upon terms to be mutually agreed upon, IWAV will dispatch qualified engineers and other necessary personnel within a reasonable time to UTStarcom to enable UTStarcom to provide the necessary technical support to its clients in the Territory, [***] may deem reasonably necessary.

                     4.1.4 IWAV, [***] will consider maintaining a representative stock level of spare parts in the Territory in order to meet Customer's requirements for quick response time to system failures during the Warranty Period. [***] agrees to provide storage facilities and take full responsibility for keeping the spare parts in good condition.

                     4.1.5 In order to ensure the success of this Agreement, and in addition to any other obligation of IWAV contained within this Agreement, IWAV will provide technical support services relating to the initiation of the terms and conditions of this Agreement, including but not limited to the following: a) project bid proposal support; b) technical training; and c) technical assistance with respect to the modification of Product network interfaces, as may be mutually agreed upon by the parties hereto. [***] shall be responsible for the expenses related to technical support services provided pursuant to this Section 4.1.5.

              4.2 MARKETING MATERIALS. IWAV, at [***] expense, shall periodically provide UTStarcom with reasonable quantities of IWAV's advertising and promotional materials, pricing information and technical data related to the Products in English, in each case to the extent IWAV in its discretion makes such materials generally available to its distributors other than UTStarcom; provided that [***] shall pay the freight costs and other taxes and duties applicable to any such items provided or the delivery thereof. UTStarcom shall modify the materials described in this Section 4 only with IWAV's prior written approval.

              4.3 TRANSLATION. UTStarcom may translate the Documentation for use within the Territory, it being understood that UTStarcom hereby assigns to IWAV all ownership rights in and to translated versions of the Documentation and agrees to, or cause its employees, agents and consultants to, execute such documents and perform such acts as may be reasonably necessary to perfect such assignment.

              4.4 TYPE APPROVAL; HOMOLOGATION/CERTIFICATION. IWAV will provide its prompt and best efforts to assist UTStarcom, as it may reasonably request, with all type approval, homologation, and/or certification processes that may be required for commercial distribution of the Products, including but not limited to UTStarcom's use of existing type approval certifications that IWAV may then currently have access to. The parties shall equally share any expenses directly related to any type approval, homologation and/or certification processes.

              4.5 JOINT PRODUCT DEVELOPMENT. As may be mutually agreed to from time to time by the parties hereto, IWAV and UTStarcom agree to jointly cooperate in the design and development of products other than the Products, and/or new features for the Products. UTStarcom and IWAV agree that any such joint product development shall be the subject of a separate agreement, the terms and conditions of which to be mutually agreed to by the parties.

              4.6 PRODUCT DEVELOPMENT VISIBILITY. In order to facilitate the development of Products and Product features that may be best suited for marketability in the Territory, IWAV agrees to provide UTStarcom with access to technical information relating to IWAV's design and development of new products other than the Products, and/or new features being developed for the Products. Such technical information shall include but not limited to information regarding the following: [***]. UTStarcom represents and warrants that is shall keep such technical information confidential as required by Section 16 of this Agreement.

       5.     PRICE/PRICE CHANGE

              5.1 PRICE. The prices and fees to be paid by UTStarcom to IWAV for Products are as set forth in price purchase schedules or bulletins issued by IWAV from time to time during the term of this Agreement ("Prices"). The Prices of Products as of the Effective Date are as set forth in Exhibit A attached hereto, a copy of which is attached hereto and incorporated by reference. Prices are [***]. The difference between the Price and UTStarcom's price to its Customers shall be UTStarcom's sole remuneration from IWAV for the distribution and sale of Products.

              5.2 PRICE CHANGES. Prices are subject to change by IWAV [***]. IWAV shall forward to UTStarcom written notice of any price change at least [***] prior to its effective date. Price changes will only apply to orders received by IWAV after the effective date of the price change. IWAV will maintain prices for Products on any existing customer contracts or bid proposals, which contain price assurances for which it had given prior approval.

              5.3 SPECIAL DISCOUNTS. UTStarcom [***] may offer special discounts for certain projects in order to win business over competition. Special Discounts are effective immediately and applicable only to the intended projects.

       6.     TAXES AND OTHER CHARGES

              6.1 TAXES GENERALLY. Prices do not include and are net of any foreign or domestic governmental taxes or charges of any kind that may be applicable to the sale, licensing, marketing or distribution of the Products, including without limitation excise, sales, use, or value-added taxes; customs or other import duties; or other taxes, tariffs or duties. UTStarcom shall be responsible for and shall pay all such taxes and charges levied against IWAV in a timely manner. When IWAV has the legal obligation to pay or collect such taxes, excluding taxes on the income of IWAV, the appropriate amount shall be invoiced to UTStarcom and paid by UTStarcom within [***] of the date of invoice unless UTStarcom provides IWAV with a valid tax exemption certificate authorized by the appropriate taxing authority.

              6.2 WITHHOLDING TAXES. All payments by UTStarcom must be made free and clear of, and without reduction for, any withholding taxes. Any such taxes which are otherwise imposed on payments to IWAV are the sole responsibility of UTStarcom. UTStarcom shall provide IWAV with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by IWAV to establish that such taxes have been paid.

       7.     PAYMENT

              7.1 PAYMENT TERMS. Payment shall be in U.S. Dollars. UTStarcom shall pay [***] for Products by either check or wire transfer (at UTStarcom's discretion) to IWAV's designated account within [***] of receipt of invoice.

              7.2 BOOKS AND RECORDS; AUDIT. UTStarcom agrees to maintain, until [***] after expiration of this Agreement, complete books, records and accounts relevant to computation and accounting for amounts payable under
Section 5 above. UTStarcom agrees to allow an independent certified public accountant the right to audit and examine such books, records and accounts during UTStarcom's normal business hours no more than once per [***] upon reasonable notice to verify the accuracy of the reports and payments made to IWAV under this Section 7. In the event such examination leads to a determination that UTStarcom has not paid all amounts payable under this Agreement, UTStarcom agrees to pay, in addition to any damages to which IWAV might be entitled, the amount of such shortfall.

       8.     ORDERS

              8.1 ORDER AND ACCEPTANCE. All orders for Products submitted by UTStarcom shall be initiated by written purchase order sent to IWAV and requesting a shipment date during the term of this Agreement; provided, however, that an order may be initially placed orally, by telecopy or fax if a confirmational written purchase order is received by IWAV within [***] of an oral, telecopy or fax order. All orders for Products are subject to acceptance by IWAV in writing, and IWAV has no liability to UTStarcom with respect to purchase orders that are not accepted. No partial acceptance of a purchase order constitutes the acceptance of an entire order, unless IWAV explicitly accepts the entire order. To facilitate IWAV's production scheduling, UTStarcom shall submit purchase orders to IWAV in accordance with IWAV's lead times then in effect which shall be communicated to UTStarcom upon UTStarcom's request. Notwithstanding the foregoing, UTStarcom acknowledges and agrees that the shipment and delivery dates are estimates only.

       9.     SHIPMENT/RISK OF LOSS

       Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in IWAV's standard shipping cartons, marked for shipment to the destination specified in UTStarcom's purchase order, and delivered to the carrier agent [***]. Unless otherwise instructed in writing by UTStarcom in UTStarcom's purchase order, IWAV shall select the carrier. All freight, insurance, and other shipping expenses, excepting expenses for any special packing requested by UTStarcom and provided by IWAV, shall be paid by [***].

       10.    REJECTION

       UTStarcom shall inspect all Products promptly upon receipt thereof and may reject any defective Product, provided that UTStarcom shall (i) within the earlier of [***] after receipt of such alleged defective Product or [***] after discovery of such alleged defect, notify IWAV of its rejection and request a Return Material Authorization ("RMA") number, and (ii) within [***] of receipt of the RMA number from IWAV return such rejected Product to IWAV, freight prepaid and properly insured. Products not rejected within the foregoing time periods shall be deemed accepted by UTStarcom. In the event that IWAV determines that the returned Product is defective and properly rejected by UTStarcom, IWAV shall [***], repair or replace such defective Product, or accept return for credit of such defective Product. IWAV shall return to UTStarcom, freight prepaid, all repaired or replaced Products properly rejected by UTStarcom. In the event that any rejected Product is determined by IWAV to not be defective or to have been modified or subjected to unusual electrical or physical stress, misuse, abuse or unauthorized repair, UTStarcom shall reimburse IWAV for all costs and expenses related to the inspection, repair, if any, and return of such Product to UTStarcom.

       11.    PRODUCT CHANGES

       IWAV reserves the right, after fulfillment of any outstanding Product orders from UTStarcom, to discontinue or to limit its production of any Product upon [***] prior written notice to UTStarcom; to allocate, terminate or limit deliveries of any Product in time of shortage, provided however that UTStarcom's Product orders shall be given priority over the orders of other distributors in times of Product shortage; to alter the design or construction of any Product; to add new and additional products to the "Products;" and upon reasonable notice to UTStarcom, to change its sales and distribution policies, not inconsistent with the terms of this Agreement.

       12.    FORECASTS

       By the end of each calendar [***], UTStarcom shall provide IWAV with a good faith [***] rolling forecast, commencing with the next calendar [***], that shows UTStarcom's prospective requirements for the Products and anticipated purchase order submittal dates, including all sales and business prospects, in such format as specified by IWAV ("Forecast"). Forecasts shall commence on the first day of the calendar [***] following submission of the Forecast to IWAV. Such Forecasts are for IWAV's planning purposes only and shall not constitute a binding obligation on the part of IWAV to supply Products in accordance with such Forecasts. Notwithstanding the foregoing, UTStarcom will use its best efforts to make each Forecast as accurate as possible. In the event UTStarcom believes, in good faith, that the results forecast by UTStarcom in UTStarcom's Forecast are inaccurate, UTStarcom will notify IWAV promptly and provide IWAV with a revised Forecast.

       13.    RETURNED PRODUCT

       Any Product returned to IWAV by UTStarcom as authorized under this Agreement shall be shipped, [***], and shall be packed in its original packing material. IWAV may refuse to accept any Product not packed and shipped as herein provided.

       14.    LIMITED WARRANTY

              14.1 LIMITED WARRANTY. Subject to the provisions of this Section 14, IWAV warrants to UTStarcom that the non-Software Products, as delivered, will be free from defects in materials and workmanship for a period of [***] from the date of delivery ("Warranty Period"). IWAV, at its sole discretion, may extend the Warranty Period if expressly required by the Customer, in which case the extended Warranty Period shall be specified by IWAV in writing. The foregoing warranty is contingent upon proper use of the Products in the applications for which they were intended and shall not apply to Products that are modified or subjected to unusual physical or electrical stress, misuse, abuse, or unauthorized repair. IWAV's [***] liability and UTStarcom's [***] remedy shall be limited to repair, replacement, credit or refund, at [***] sole option and election. [***] shall pay all freight charges for shipment of any replacement Product to UTStarcom during the Warranty Period. Replacement or repair of a Product shall not extend the original warranty for that unit, and UTStarcom may return Product only during the original Warranty Period. All Software is provided "AS IS" and IWAV makes no warranty that Software operation will be uninterrupted or error-free in case of misuse or improper installation by a party other than IWAV or UTStarcom's trained staff. UTStarcom is [***] responsible for any other warranty or product liability claims arising from the suitability of the Products for a specific purpose or incorrect Product application. Under no circumstances shall IWAV have any liability in respect of any Product except to the extent set forth in this Section 14.1.

       14.2   DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN SECTION
14.1 ABOVE, IWAV MAKES NO WARRANTIES OR CONDITIONS, EXPRESS, STATUTORY, IMPLIED, OR OTHERWISE, AND IWAV SPECIFICALLY DISCLAIMS THE

IMPLIED WARRANTIES AND CONDITIONS OF NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING THE FOREGOING, IWAV DOES NOT EXCLUDE LIABILITY TO THE EXTENT THAT SUCH LIABILITY MAY NOT BE EXCLUDED OR LIMITED BY LAW.

              14.3 INHERENTLY DANGEROUS APPLICATIONS. THE PRODUCTS ARE NOT AUTHORIZED FOR USE AS CRITICAL COMPONENTS IN LIFE SUPPORT DEVICES OR SYSTEMS OR FOR USE IN AVIATION, NUCLEAR OR ANY OTHER INHERENTLY DANGEROUS APPLICATION WITHOUT THE EXPRESS WRITTEN APPROVAL OF THE MANAGING DIRECTOR OF IWAV. LIFE SUPPORT DEVICES OR SYSTEMS ARE THOSE WHICH ARE INTENDED TO SUPPORT OR SUSTAIN LIFE AND WHOSE FAILURE TO PERFORM CAN REASONABLY BE EXPECTED TO RESULT IN A SIGNIFICANT INJURY TO THE USER. CRITICAL COMPONENTS ARE THOSE COMPONENTS WHOSE FAILURE TO PERFORM CAN REASONABLY BE EXPECTED TO CAUSE FAILURE OF A LIFE SUPPORT DEVICE OR SYSTEM OR AFFECT ITS SAFETY OR EFFECTIVENESS.

              14.4 UTSTARCOM LIMITATIONS. Except to the extent required by applicable law, UTStarcom shall not pass on to its Customers a warranty of greater scope or protection than the warranty (including the limited remedy, exclusions, and limitation of liability) set forth in this Section 14 and
Section 19 below. UTStarcom shall indemnify, defend and hold harmless IWAV from any claim or liability arising out of or relating to breach of the foregoing provisions of this Section 14 or representations or warranties which exceed IWAV's express warranties set forth in this Section 14.

              14.5 PRODUCT RETURNS. In order to return Product that fails to conform to the foregoing warranty set forth in this Section 14, UTStarcom shall (i) notify IWAV in writing that such Product failed to conform with the warranty set forth in this Section 14 and furnish a detailed explanation of any alleged nonconformity; (ii) obtain a RMA number for the nonconforming Product from IWAV; and (iii) within [***] of receipt of the RMA number, return such Product to IWAV, [***], with the RMA number prominently attached [***].

              14.6 CUSTOMER CLAIMS. UTStarcom shall ensure that all Customer warranty claims are addressed to UTStarcom and not to IWAV. UTStarcom shall, promptly upon being given notice by a Customer of a claim covered by IWAV's warranty, provide to IWAV written notice of such claim, and shall include in that notice sufficient information that IWAV can determine the source of the problem. If resolving the problem requires replacement parts, then IWAV will provide those replacement parts to UTStarcom and UTStarcom will install those parts according to IWAV's instructions. If resolving the problem requires modifications to the setup of the Products, then UTStarcom shall make such modifications at IWAV's request and according to IWAV's instructions. In any event, UTStarcom shall notify IWAV promptly when any warranty services under this Agreement are completed.

       15.    TERM AND TERMINATION

              15.1 TERM. This Agreement shall commence upon the Effective Date and continue in full force and effect for a fixed term of [***], unless earlier terminated in accordance with the provisions of this Agreement. This Agreement may be renewed for subsequent one-year terms only by written agreement of the parties.

       15.2 TERMINATION FOR CAUSE. Either party hereto may terminate this Agreement effective upon written notice to the other party stating its intention to terminate in the event (i) the opposite party breaches any of the provisions of Sections 2 or 16; (ii) any current legislation or exchange controls under applicable law preclude UTStarcom from making payments to IWAV in United States currency for a period of [***]; provided, however, that termination under this subsection shall not relieve UTStarcom of its payment obligations under this Agreement; or (iii) any law, decree, or regulation is enacted by the government of the Territory which would impair or restrict (1) the right of either party to terminate or elect not to renew this Agreement as herein provided, (2) IWAV's right, title or interest in the Products or the intellectual property rights therein, or (3) IWAV's rights to receive the payments under this Agreement. Without limiting the foregoing, either party may terminate this Agreement effective upon written notice to the other party stating such party's intention to terminate, in the event the other party:

              15.2.1 ceases to function as a going concern or to conduct operations in the normal course of business, or


              15.2.2 has a petition filed by or against it under any state or federal bankruptcy or insolvency law which petition has not been dismissed or set aside within [***] of its filing; or

              15.2.3 fails to perform any of its obligations under this Agreement so as to be in default hereunder and fails to cure such default within [***] after written notice of such default.

       15.3 PURCHASE ORDERS; NO WAIVER: UTStarcom shall be obligated to accept deliveries of Products for which purchase orders were accepted by IWAV prior to the effective date of termination. After any notice of termination has been delivered by either party hereunder, deliveries of Product from IWAV to UTStarcom, unless otherwise agreed by IWAV [***], shall require prepayment by [***] (at [***] option) by UTStarcom to IWAV. The acceptance of any purchase order from or the sale or license of any Product to UTStarcom after the termination or expiration of this Agreement shall not be construed as a renewal or extension of this Agreement nor as a waiver of termination of this Agreement.

       15.4 NO LIABILITY FOR TERMINATION. Except as expressly required by law, in the event of termination of this Agreement by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of IWAV or UTStarcom. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

       15.5 SURVIVAL. UTStarcom may sell Products existing in its inventory as of the effective date of termination of this Agreement for a period of [***] after the effective date of such termination ("Wind-Down Period"). During the Wind-Down Period, the provisions of Sections 6, 7 and 9 shall survive. In addition to the provisions set forth in this Section 15.5, the following provisions shall survive expiration or any termination of this Agreement: Sections 14, 16, 17, 19, 21 and the last sentence of Section 18.2.

              15.6 RETURN OF MATERIALS. All Products, trademarks, marks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind shall remain the property of IWAV. Within [***] after the effective date of termination of this Agreement, UTStarcom shall at [***] option destroy all tangible items bearing, containing, or contained in, any of the foregoing, in its possession or control and provide written certification of such destruction, or prepare such tangible items for shipment and ship such items to IWAV or IWAV's designee, [***] IWAV, at [***] expense. UTStarcom shall not make or retain any copies of any Confidential Information (as defined in Section 16 below) which may have been entrusted to it.

       16.    CONFIDENTIALITY AND PROPRIETARY RIGHTS

              16.1 CONFIDENTIALITY. Each party hereto acknowledges that by reason of its relationship to the other party hereunder it will have access to certain information and materials concerning the other party's business, plans, Customers, technology, and products that are confidential and of substantial value to the Parties, which value would be impaired if such information were disclosed to third parties ("Confidential Information"). Each party agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any Confidential Information revealed to it by the other party. Each party shall take every reasonable precaution to protect the confidentiality of Confidential Information. Upon request by either party, the other party shall advise whether or not it considers any particular information or materials to be confidential. Neither party shall publish any technical description of the Products beyond the description authorized by mutual agreement between the parties. In the event of termination of this Agreement, there shall be no use or disclosure by either party of any Confidential Information, and neither party shall manufacture or have manufactured any devices, components or assemblies utilizing any of the other party's confidential information. Notwithstanding the provisions of this Section 16.1, the parties hereby consent to the public disclosure of the existence of this Agreement, and to disclosure of the terms of this Agreement as may be required by law or governmental decree, including but not limited to any disclosures which may be required by the United States Securities and Exchange Commission. Additionally, the parties hereto agree that each party may, after the signing of this Agreement, publicize the existence of this Agreement by issuance of a press release describing the general nature of the relationship envisioned hereby. Prior to the issuance of said press release[s], the releasing party shall provide the other party with a draft copy of the proposed press release, and shall gain the other party's approval of the press release prior to issuance.

              16.2 PROPRIETARY RIGHTS. UTStarcom agrees that IWAV retains all of its rights, title and interest in and to all patent rights, trademarks, trade names, inventions, copyrights, know-how and trade secrets relating to the Products or the product lines that include the Products, and the design, manufacture, operation or service of the Products. The use by UTStarcom of any of these property rights is authorized only for the purposes herein set forth and upon termination of this Agreement for any reason such authorization will cease. UTStarcom shall not (and shall require that its Customers do not) remove, alter, cover or obfuscate any copyright notices or other proprietary rights notices placed or embedded by IWAV on or in any Product.

       17.    PATENT/COPYRIGHT/TRADEMARK INDEMNIFICATION

              17.1 INDEMNITY. UTStarcom agrees that IWAV has the right to defend, or at its option to settle, and IWAV agrees, at its own expense, to defend or at its option to settle, any third party claim, suit or proceeding (collectively, "Action") brought against UTStarcom alleging the Products infringe any patent, copyright or IWAV Trademark (as defined in Section 18.1) in existence as of the Effective Date, subject to the limitations hereinafter set forth. IWAV will have sole control of any such Action or settlement negotiations, and IWAV agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against UTStarcom on such issue in any such Action defended by IWAV. UTStarcom agrees that IWAV will be relieved of the foregoing obligations unless UTStarcom notifies IWAV promptly in writing of such Action, gives IWAV authority to proceed as contemplated herein, and gives IWAV proper and full information and assistance to settle and/or defend any such Action. If it is adjudicatively determined, or if IWAV believes, that the Products, or any part thereof, infringe any patent, copyright or trademark, or if the sale or use of the Products, or any part thereof, is, as a result, enjoined, then IWAV may, at its election, option, and expense: (i) procure for UTStarcom the right under such patent, copyright or trademark to sell or use, as appropriate, the Products or such part thereof; or (ii) replace the Products, or part thereof, with other noninfringing suitable Products or parts; or (iii) suitably modify the Products or part thereof; or (iv) remove the Products, or part thereof, terminate distribution or sale thereof and refund the payments paid by UTStarcom for such Products less a reasonable amount for use and damage. IWAV will not be liable for any costs or expenses incurred without its prior written authorization, or for any installation costs of any replaced Products.

              17.2 LIMITATIONS. Notwithstanding the provisions of Section 17.1 above, IWAV has no liability to UTStarcom for (i) any infringement of patent or copyright claims alleging infringement by completed equipment or any assembly, circuit, combination, method or process in which any of the Products may be used but not covering the Products standing alone; (ii) any trademark infringements involving any marking or branding not applied by or requested by IWAV, or involving any marking or branding applied by IWAV at the request of UTStarcom; or (iii) the modification of the Products, or any part thereof, unless such modification was made by IWAV, where such infringement would not have occurred but for such modifications.

              17.3 DISCLAIMER. IWAV'S LIABILITY ARISING OUT OF OR RELATING TO THIS SECTION 17 SHALL NOT EXCEED THE AGGREGATE AMOUNTS PAID BY UTSTARCOM TO IWAV FOR THE ALLEGEDLY INFRINGING PRODUCTS THAT ARE THE SUBJECT OF THE INFRINGEMENT CLAIM. THE FOREGOING PROVISIONS OF THIS SECTION 17 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF IWAV AND THE EXCLUSIVE REMEDY OF UTSTARCOM AND ITS CUSTOMERS, WITH RESPECT TO ANY ALLEGED PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT BY THE PRODUCTS OR ANY PART THEREOF.

       18.    USE OF TRADEMARKS/TRADE NAMES

              18.1 TRADEMARKS. During the term of this Agreement, UTStarcom shall distribute the IWAV Product(s) under the UTStarcom trademark and product label. The trademarks, marks, trade names and product labels of UTStarcom which shall be used for distribution of the Product(s) are set forth in EXHIBIT C ("Trademarks"), a copy of which is attached hereto, and incorporated into this Agreement by reference. UTStarcom shall have the right to indicate to the public that it is an authorized distributor of IWAV's Products.

              18.2 USE. Except as set forth in this Section 18, nothing contained in this Agreement shall grant or shall be deemed to grant to UTStarcom any right, title or interest in or to IWAV's Trademarks. All uses of IWAV's Trademarks will inure solely to IWAV and UTStarcom shall obtain no rights with respect to any of IWAV's Trademarks, other than the right to distribute Products as set forth herein, and UTStarcom irrevocably assigns to IWAV all such right, title and interest, if any, in any of IWAV's Trademarks. At no time during or after the term of this Agreement shall UTStarcom challenge or assist others to challenge IWAV's Trademarks (except to the extent expressly prohibited by applicable law) or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of IWAV.

       19.    LIMITATION OF LIABILITY

       IWAV's liability arising out of or relating to this Agreement shall not exceed the aggregate amounts paid by UTStarcom to IWAV hereunder. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOST PROFITS, COST OF PROCUREMENT OF SUBSTITUTE GOODS, OR ANY OTHER SPECIAL, RELIANCE, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THE FOREGOING LIMITATIONS SHALL APPLY REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN.

       20.    COMPLIANCE WITH LAWS

              20.1 EXPORT CONTROL. UTStarcom understands and acknowledges that IWAV is subject to regulation by agencies of the United States Government, including, but not limited to, the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of IWAV to provide the Products, as well as any other technical information or assistance shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. UTStarcom agrees to cooperate with IWAV including without limitation, providing required documentation, in order to assist IWAV in obtaining export licenses or exemptions therefrom. UTStarcom warrants that it will comply with the Export Administration Regulations and other United States laws and regulations governing exports in effect from time to time. UTStarcom further agrees not to resell Products to any organization, public or private, which engages in the research or production of military devices, armaments, or any instruments of warfare, including biological, chemical and nuclear warfare.

              20.2 GOVERNMENTAL APPROVALS. UTStarcom represents and warrants that it has obtained all required approvals of the government within the Territory in connection with this Agreement and that the provisions of this Agreement and the rights and obligations of the parties hereunder, are enforceable under the laws within the Territory.

              20.3 FOREIGN CORRUPT PRACTICES ACT. In conformity with the United States Foreign Corrupt Practices Act and with IWAV's established corporate policies regarding foreign business practices, UTStarcom and its employees and agents shall not directly or indirectly make any offer, payment, or promise to pay; authorize payment; nor offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing any act or decision of an official of any government within the Territory or the United States Government (including a decision not to act) or inducing such a person to use his or her influence to affect any such governmental act or decision in order to assist IWAV in obtaining, retaining or directing any such business.

       21.    MISCELLANEOUS PROVISIONS

              21.1 INDEPENDENT CONTRACTORS. The relationship of IWAV and UTStarcom established by this Agreement is that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other. All financial obligations associated with UTStarcom's business are the sole responsibility of UTStarcom. All sales and other agreements between UTStarcom and its Customers are UTStarcom's exclusive responsibility and will have no effect on UTStarcom's obligations under this Agreement.

              21.2 ASSIGNMENT. UTStarcom may not transfer or assign its rights or obligations under this Agreement without the prior written consent of IWAV. Subject to the foregoing sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

              21.3 INDEMNITY. Except for warranty claims for which IWAV is liable under Section 14 and infringement claims covered by Section 17, UTStarcom agrees to indemnify and hold IWAV harmless against any cost, loss, liability or expense (including attorney's fees) arising out of third party claims against IWAV relating to UTStarcom's use and distribution of the Products.

              21.4 NO IMPLIED WAIVERS. The failure of either party at any time to require performance by the other of any provision hereof shall not affect the right of such party to require performance at any time thereafter, nor shall the waiver of either party of a breach of any provision hereof be taken or held to be a waiver of a provision itself.

              21.5 SEVERABILITY. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to renegotiate in good faith those provisions so held to be invalid to be valid, enforceable provisions which provisions shall reflect as closely as possible the original intent of the parties, and further agree to be bound by the mutually agreed substitute provision.

              21.6 FORCE MAJEURE. Except for payment of monies, neither party shall be liable for failure to fulfill its obligations under this Agreement or any purchase order issued hereunder or for delays in delivery due to causes beyond its reasonable control, including, but not limited to, acts of God, man-made or natural disasters, earthquakes, fire, riots, flood, material or supplier shortages, strikes, delays in transportation or inability to obtain labor or materials through its regular sources. The time for performance of any such obligation shall be extended for the time period lost by reason of the delay.

              21.7 CONFLICTING TERMS. The parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding contrary or additional terms, in any purchase order, sales acknowledgment, confirmation or any other document issued by either party effecting the purchase and/or sale of Products.

              21.8 HEADINGS. Headings of paragraphs herein are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

              21.9 LIABILITY OF IWAV. The provisions of this Agreement under which the liability of IWAV is excluded or limited shall not apply to the extent that such exclusions or limitations are declared illegal or void under the laws applicable in the Territory in which Products are sold, unless the illegality or invalidity is cured under the laws of the Territory by the fact that the law of California governs this Agreement.

              21.10 CURRENCY CONTROL. UTStarcom represents and warrants that, as of the Effective Date of this Agreement, no currency control laws applicable in the Territory prevent the payment to IWAV of any sums due under this Agreement. In the event that any such laws come into effect and the local government of the Territory does not permit that payment be made in United States Dollars, UTStarcom will notify IWAV immediately, and if so instructed by IWAV, deposit all monies due IWAV to the account of IWAV in a local bank of IWAV's choice in the Territory.

              21.11 NOTICE. Any notice required or permitted to be given under this Agreement shall be delivered (i) by hand, (ii) by registered or certified mail, postage prepaid, return receipt requested, to the address of the other party first set forth above, or to such other address as a party may designate by written notice in accordance with this Section 21.11, (iii) by overnight courier, or (iv) by fax with confirming letter mailed under the conditions described in (ii) above. Notice so given shall be deemed effective when received, or if not received by reason of fault of addressee, when delivered.

              21.12 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, written or oral, between the parties. Amendments to this Agreement must be in writing, signed by the duly authorized officers of the parties. The terms of any purchase order are expressly excluded.

              21.13 GOVERNING LAW. This Agreement shall be governed by and construed under the law of the State of California, without regard to conflict of laws principles or the U.N. Convention on Contracts for the International Sale of Goods.

              21.14 ARBITRATION. Any dispute or claim arising out of or in relation to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce as presently in force ("Rules") and by 3 arbitrators appointed in accordance with said Rules. Judgment on the award rendered may be entered in any court having jurisdiction thereof. The place of arbitration shall be Alameda County, U.S.A. Any monetary award shall be in U.S. dollars and the arbitration shall be conducted in the English language. The parties may apply to any court of competent jurisdiction for temporary or permanent injunctive relief, without breach of this Section 21.14 and without any abridgment of the powers of the arbitrator.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the Effective Date.

Interwave Communications International, LTD:         UTSTARCOM:


By: /s/ Ian v. Sugarbroad                            By: /s/ Hong Liang Lu
   --------------------------------------------         ------------------------
Name:    Ian V. Sugarbroad                           Name:    Hong Liang Lu

Title:   President & Chief Operating Officer         Title:   President & CEO




Exhibit:
-------
A:       Product Listing & Pricing

B:       Activity Schedule

C:       Trademarks

                         EXHIBIT A - PRODUCTS & PRICING

                       INTERWAVE LIST PRICE LESS [***] (i)

       (i) Pricing based on distributor volume discount. Supplier and Distributor may negotiate alternative discount structures to meet specific needs in target markets or applications, on a case by case basis.

------------------------------------------ --------------------------------------- ----------------------------------------
               PART NUMBER                              DESCRIPTION                            UNIT PRICE US $
------------------------------------------ --------------------------------------- ----------------------------------------
                                                         [***]

                         EXHIBIT A - PRODUCTS & PRICING

---------------------------------------------------------------------------------------------------------------------------
OPTIONS/SPARES
---------------------------------------------------------------------------------------------------------------------------
              PART NO.                    QNTY.                        DESCRIPTION                            PRICE
------------------------------------- ----------------- ------------------------------------------------ ------------------
[***]














------------------------------------- -------------- ------------------------------------------------- --------------------

                          EXHIBIT B - ACTIVITY SCHEDULE

------------------------------------------------------------------------------------------------ -------------------------
                                          ACTIVITIES                                                   TARGET DATES
------------------------------------------------------------------------------------------------ -------------------------
1.   Begin Type Approval/Certification Process                                                   [***]
------------------------------------------------------------------------------------------------ -------------------------
2.   Launch Sales & Marketing Plan with Targeted Operators                                       [***]
------------------------------------------------------------------------------------------------ -------------------------
3.   Launch First Trial with Selected Operator                                                   [***]
------------------------------------------------------------------------------------------------ -------------------------

                             EXHIBIT C - TRADEMARKS

- UTStarcom-Registered Trademark- (name and distinctive logo)

- PAS-TM-

- WLL-TM-

- AN-2000-TM-

- OMUX-TM-

- WACOS-TM-